UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 3, 2018

OPKO Health, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 575-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 8.01 Other Events.

On April 3, 2018, the board of directors of OPKO Health, Inc. (“OPKO”) resolved to voluntary delist its common stock from The Tel Aviv Stock Exchange Ltd., or TASE. Under applicable Israeli law, the delisting of OPKO’s common stock from trading on the TASE is expected to become effective three months from the date of request. During this time, OPKO’s common stock will continue to be traded on the TASE.

OPKO’s common stock continues to be listed for trading on The NASDAQ Global Market, or NASDAQ, and all shares of common stock traded on the TASE are expected to transfer to NASDAQ once the delisting of OPKO’s common stock from the TASE becomes effective.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

April 9, 2018	By:	Adam Logal

Name: Adam Logal
Title: Senior Vice President-Chief Financial Officer